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Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

HDS Holding Corporation	Delaware
HD Supply, Inc.	Delaware
HD Supply Holdings, LLC	Florida
Brafasco Holdings II, Inc.	Delaware
Brafasco Holdings, Inc.	Delaware
HDS Power Solutions, Inc.	Michigan
Creative Touch Interiors, Inc.	Maryland
HD Supply Construction Supply Group, Inc.	Delaware
White Cap Construction Supply, Inc.	Delaware
HD Supply Distribution Services, LLC	Delaware
HD Supply Facilities Maintenance Group, Inc.	Delaware
HD Supply GP & Management, Inc.	Delaware
HD Supply Construction Supply, Ltd.	Florida
HD Supply Facilities Maintenance, Ltd.	Florida
HD Supply FM Services, LLC	Delaware
HD Supply Power Solutions, Ltd.	Florida
HD Supply Waterworks, Ltd.	Florida
HD Supply International Holdings, Inc.	Delaware
Solbelt Supply Southwest, S.A. DE C.V.(1)	Mexico
HD Supply (Hong Kong) Limited	Hong Kong
HD Supply (Shenzhen) Company Limited(2)	China
HD Supply Panama, S.A.	Panama
HD Supply Management, Inc.	Florida
HD Supply Repair & Remodel, LLC	Delaware
HD Supply Power Solutions Group, Inc.	Delaware
HD Supply Waterworks Group, Inc.	Delaware
HDS IP Holding, LLC	Nevada
HSI IP, Inc.	Delaware
LBM Holdings, LLC	Delaware
NHDSA Holding, LLC	Delaware
NHDSA LLC	Delaware
Pro Canadian Holdings I, ULC	Nova Scotia
HD Supply Canada Inc.	Ontario
HD Supply International Holdings II, LLC	Delaware
HD Supply Support Services, Inc.(3)	Delaware
ProValue, LLC	Delaware

(1)
Owned 1% by HD Supply International Holdings, Inc. and 99% by HD Supply International Holdings II, LLC.

(2)
Organized in China as a Wholly Foreign Owned Enterprise (WFOE).

(3)
Each of the following entities holds an ownership interest in HD Supply Support Services, Inc.: HD Supply GP & Management, Inc.; HD Supply Holdings, LLC; White Cap Construction Supply, Inc.; HD Supply Construction Supply Group, Inc.; HD Supply Facilities Maintenance Group, Inc.; HD Supply Power Solutions Group, Inc.; HD Supply Waterworks Group, Inc.; HDS Power Solutions, Inc.; HD Supply Distribution Services, LLC; and HD Supply Repair & Remodel, LLC.

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  Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT